UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 11, 2009
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-15401 (Commission File Number)	43-1863181 (IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 11, 2009, Energizer Holdings, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with S.C. Johnson & Son, Inc. (“SCJ”). Pursuant to the Purchase Agreement, the Company has agreed to purchase from SCJ and its affiliates the assets exclusively relating to SCJ’s shave preparation business, and to assume certain related liabilities (the “Transaction”).
The Company has agreed to pay $275 million in cash for the assets or, under certain circumstances, $310 million through the issuance of a new class of unregistered preferred stock, which is described below. The purchase price, regardless of the form of consideration paid at closing, is subject to a post-closing inventory adjustment to be paid in cash.
SCJ and the Company have made customary representations, warranties and covenants in the Purchase Agreement. Among other things, the Company has agreed to commence an offering of its common stock in order to fund the purchase price in cash. The common stock offering is being made solely by means of a prospectus supplement and the accompanying prospectus. This Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the common stock can be obtained by contacting J. P. Morgan, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 Attention: Chase Distribution & Support Service Northeast Statement Processing or from Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department. Before you invest, you should read the prospectus supplement and accompanying prospectus, the registration statement and the other documents that the Company has filed with the Securities and Exchange Commission for more complete information about the Company and this offering. Investors may obtain these documents for free by visiting the SEC’s website at www.sec.gov.
Consummation of the Transaction is subject to customary conditions, including, among other things, the expiration or termination of the Hart-Scott-Rodino Act waiting period and certain other regulatory approvals.
No employees of SCJ will be hired by the Company. Instead, in connection with the closing of the transactions contemplated by the Purchase Agreement, Schick Manufacturing, Inc., a subsidiary of the Company (“Schick”), will enter into a five-year Contract Manufacturing Agreement (subject to automatic one-year renewals unless earlier terminated) pursuant to which SCJ and its affiliates will continue to manufacture on the Company’s behalf certain products sold by the acquired business.
In addition to the Contract Manufacturing Agreement, the Company will also enter into a perpetual license agreement pursuant to which the Company will be granted a world-wide, royalty-free license to certain intellectual property that is currently used by SCJ in the shave preparation business but not being acquired by the Company.

The preferred stock would have an aggregate liquidation preference of $310,000,000. Dividends on the preferred stock would be cumulative and accrue at the rate of (i) 6% per year from their original issuance date through December 31, 2010, (ii) 9% per year from January 1, 2011 through June 30, 2012, and (iii) 12% per year from July 1, 2012 through June 29, 2019. The preferred stock would not be convertible. The preferred stock would not be redeemable at the option of the holder at any time. The Company would be able to redeem the preferred stock, in whole or in part, at any time, upon at least 40 days notice at a price per share equal to the liquidation preference plus any accrued but unpaid dividends. In addition, the preferred stock would be subject to mandatory redemption on June 29, 2019 at a price per share equal to the liquidation preference plus any accrued but unpaid dividends. Except for certain special voting rights upon the nonpayment of dividends and certain other protective provisions the Preferred Stock would not have any voting rights except as otherwise required by law.
The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Agreement (including the forms of related agreements which are exhibits thereto), a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
The information contained in this Item 2.01 is neither an offer to sell nor a solicitation of an offer to buy any shares of the preferred stock. The shares of preferred stock that would be issued will not be registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Item 7.01. Regulation FD Disclosure.
In a press release dated May 11, 2009, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, the Company announced that it intends to offer approximately 9.5 million shares of its common stock in a public offering made pursuant to a registration statement filed by the Company with the Securities and Exchange Commission. In connection with this offering, the Company also expects to grant the underwriters a 15% over-allotment option to purchase additional shares of its common stock
On May 11, 2009, the Company issued a press release (the “Press Release”) announcing the acquisition of the Edge and Skintimate shave preparation business of S.C. Johnson. A copy of the Press Release is being filed as exhibit 99.2 hereto, and the statements contained therein are incorporated by reference herein.
The information in this Item 7.01 of this Current Report on Form 8-K and exhibits 99.1 and 99.2 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURES:
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: May 11, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of May 11, 2009, is by and between S.C. Johnson & Son, Inc., a Wisconsin corporation and Energizer Holdings, Inc., a Missouri corporation (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished supplementally to the SEC upon request).

99.1	Press Release issued May 11, 2009 announcing common stock offering.

99.2	Press Release issued May 11, 2009 announcing the acquisition of the shave preparation business of S.C. Johnson.